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                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)


                 11,200,000 Common Shares of Beneficial Interest

                           (Par Value $0.04 Per Share)




                             U.S. PURCHASE AGREEMENT













Dated: October 21, 1997



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                                TABLE OF CONTENTS


U.S. PURCHASE AGREEMENT......................................................  1

     SECTION 1.  Representations and Warranties..............................  3
         (a)     Representations and Warranties by the Company...............  3
         (b)     Officer's Certificates......................................  9

     SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing.............  9
         (a)     Initial Securities..........................................  9
         (b)     Option Securities........................................... 10
         (c)     Payment..................................................... 10
         (d)     Denominations; Registration................................. 11

     SECTION 3.  Covenants of the Company.................................... 11
         (a)     Delivery of Registration Statements......................... 11
         (b)     Delivery of Prospectuses.................................... 12
         (c)     Continued Compliance with Securities Laws................... 12
         (d)     Rule 158.................................................... 12
         (e)     Use of Proceeds............................................. 12
         (f)     Listing..................................................... 12
         (g)     Restriction on Sale of Securities........................... 13

     SECTION 4.  Payment of Expenses......................................... 13

     SECTION 5.  Conditions of U.S. Underwriters' Obligations................ 14
         (a)     Effectiveness of Registration Statement..................... 14
         (b)     Opinion of Counsel for Company.............................. 14
         (c)     Opinion of Special Maryland Counsel for Company............. 14
         (d)     Opinion of Counsel for U.S. Underwriters.................... 14
         (e)     Officers' Certificate....................................... 14
         (f)     Accountant's Comfort Letter................................. 15
         (g)     Bring-down Comfort Letter................................... 15
         (h)     Approval of Listing......................................... 15
         (i)     Lock-up Agreements.......................................... 15
         (j)     Purchase of Initial International Securities................ 15
         (k)     Conditions to Purchase of U.S. Option Securities............ 15
         (l)     Additional Documents........................................ 16
         (m)     Termination of Agreement.................................... 16


     SECTION 6.  Indemnification............................................. 17
         (a)     Indemnification of U.S. Underwriters........................ 17


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         (b)     Indemnification of Company, Operating Partnership, Trustees,
                 Partners and Officers....................................... 18
         (c)     Actions against Parties; Notification....................... 18
         (d)     Settlement without Consent if Failure to Reimburse.......... 19

     SECTION 7.  Contribution................................................ 19

     SECTION 8.  Representations, Warranties and Agreements to Survive
                 Delivery.................................................... 20

     SECTION 9.  Termination of Agreement.................................... 20
         (a)     Termination; General........................................ 20
         (b)     Liabilities................................................. 21

     SECTION 10. Default by One or More of the U.S. Underwriters............. 21

     SECTION 11. Notices..................................................... 22

     SECTION 12. Parties..................................................... 22

     SECTION 13. GOVERNING LAW AND TIME...................................... 22

     SECTION 14. Effect of Headings.......................................... 22

     SCHEDULES
         Schedule A  -  List of Underwriters.............................Sch A-1
         Schedule B  -  Pricing Information..............................Sch B-1
         Schedule C  -  List of Subsidiaries.............................Sch C-1


     EXHIBITS
         Exhibit A - Form of Opinion of Company's Counsel....................A-1
         Exhibit B - Form of Opinion of Special Maryland Counsel.............B-1
         Exhibit C - Form of Lock-up Letter..................................C-1






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                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)

                 11,200,000 Common Shares of Beneficial Interest

                           (Par Value $0.04 Per Share)


                             U.S. PURCHASE AGREEMENT

                                                                October 21, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Goldman, Sachs & Co.
Furman Selz LLC
Salomon Brothers Inc
Smith Barney Inc.
UBS Securities LLC
  as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Sachs & Co., Furman Selz LLC, Salomon Brothers Inc, Smith Barney Inc. and UBS Securities LLC are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of Common Shares of Beneficial Interest, par value $0.04 per share, of the Company ("Common Shares") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option


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described  in  Section  2(b)  hereof to  purchase  all or any part of  1,680,000 additional Common Shares to cover over-allotments, if any. The aforesaid 11,200,000 Common Shares (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,680,000 Common Shares subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

      It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 2,800,000 Common Shares (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Goldman Sachs International, Furman Selz LLC, Salomon Brothers International, Smith Barney Inc. and UBS Limited are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of up to 420,000 additional Common Shares solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

      The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

      The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

      The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements on Form S-3, including a prospectus relating to the Common Shares and other securities of the Company for the registration of such securities under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements have been declared effective by the Commission. A prospectus supplement reflecting the terms of the U.S. Securities, the terms of the offering thereof and the other matters set forth therein has been prepared or will be prepared and will be filed in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such prospectus supplement, in the form first filed


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after the date hereof pursuant to Rule 424(b),  is hereinafter  called the "U.S.
Prospectus Supplement." Concurrently with the preparation and filing of the U.S. Prospectus Supplement, a prospectus supplement reflecting the terms of the International Securities, the terms of the offering thereof and the other matters set forth therein has been prepared or will be prepared. Such prospectus supplement, in the form first distributed after the date hereof, is hereinafter called the "International Prospectus Supplement." The U.S. Prospectus Supplement and the International Prospectus Supplement are hereinafter collectively called the "Prospectus Supplements." Such registration statements, as amended at the date hereof, including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto, and schedules thereto, if any, are hereinafter called the "Registration Statement" and the basic prospectus included therein and relating to all offerings of securities under the Registration Statement, as supplemented by the U.S. Prospectus Supplement is
hereinafter   called  the  "U.S.   Prospectus"   and  as   supplemented  by  the
International Prospectus Supplement is hereinafter called the "International Prospectus" and the U.S. Prospectus and the International Prospectus are hereinafter called, together, the "Prospectuses", except that if such basic prospectus is amended or supplemented on or prior to the date on which the U.S. Prospectus Supplement is first filed pursuant to Rule 424(b), the term "Prospectuses" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplements, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or the Prospectuses or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described," "discussed" or "set forth" in the Registration Statement or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, or the Prospectuses shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or the Prospectuses, as the case may be.

      For purposes of this Agreement, unless the context requires otherwise, all references to "subsidiaries" shall include preferred stock affiliates of the Company in which the Company owns all of the outstanding preferred equity.

      SECTION 1. Representations and Warranties.
                 ------------------------------

      (a)     Representations  and  Warranties  by  the  Company.   The  Company
represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in


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Section  2(c) hereof,  and as of each Date of Delivery  (if any)  referred to in
Section 2(b), hereof and agrees with each U.S. Underwriter, as follows:

              (i) The documents incorporated by reference in the Prospectuses, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectuses or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a U.S. Underwriter or an International Manager directly or through the U.S. Representatives or the Lead Managers expressly for use in the U.S. Prospectus or the International Prospectus as amended or supplemented relating to such Common Shares;

              (ii) The Registration Statement and the Prospectuses conform, and any further amendments or supplements to the Registration Statement or the Prospectuses will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectuses and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a U.S. Underwriter or an International Manager directly or through the U.S. Representatives or the Lead Managers expressly for use in the U.S. Prospectus or the International Prospectus as amended or supplemented relating to such Common Shares;

              (iii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any change in the capitalization or long-term debt of the Company or any of its subsidiaries


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      or any material adverse change in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectuses;

              (iv) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

              (v) Vornado Realty L.P. (the "Operating Partnership") has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of prop erty or the conduct of business, except where the failure to so qualify would not have a mate-rial adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership; all of the issued and outstanding limited partnership interests of the Operating Partnership have been duly authorized and validly issued and are fully paid and nonassessable; the Company is the sole general partner of and owns a 90% limited partnership interest in the Operating Partnership.

              (vi) Each subsidiary of the Company, other than the Operating Partnership, which is covered in paragraph (v) above, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as dis closed in the Prospectuses.


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              (vii) The Company has an authorized capitalization as set forth in the Prospectuses (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the terms of reservations, agreements or employee benefit plans, including, without limitation, the Vornado Realty Trust Omnibus Share Plan, dividend reinvestment plans and employee or director stock option plans, or the exercise of options outstanding on the date hereof referred to in the Prospectuses), and all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

              (viii) The Common Shares have been duly and validly authorized, and, when the Initial U.S. Securities are issued and delivered pursuant to this Agreement and, in the case of any U.S. Option Securities, pursuant to over-allotment options with respect to such Common Shares, such U.S. Securities will be duly and validly issued and fully paid and non-assessable; the Common Shares conform to the description thereof contained in the Registration Statement and the Prospectuses and the U.S. Securities will conform to the description thereof contained in the Prospectuses as amended or supplemented with respect to such U.S. Securities;

              (ix) The issue and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement and each over-allotment option, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary trust action and, except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Declaration of Trust or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental authority, agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Common Shares or the consummation by the Company of the transactions contemplated by this Agreement or any over-allotment option, except such as have been, or will have been prior to the Closing Time and each Date of Delivery (as defined in Section 2(b) hereof), obtained under the 1933 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the U.S. Underwriters;

              (x) This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company;


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              (xi)  Other  than as set forth in the  Prospectuses,  there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and, to the best of the Company's
      knowledge,   no  such   proceedings  are  threatened  or  contemplated  by
      governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed;

              (xii) Neither the Company nor any of its subsidiaries is in violation of its charter documents or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which default would have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries;

              (xiii) The statements set forth in the Prospectuses under the captions "Description of Shares of Beneficial Interest", "Federal Income Tax Considerations", "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries;

              (xiv) Neither the Company nor any of its subsidiaries is subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act");

              (xv) Deloitte & Touche LLP, who have certified certain financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations;

              (xvi) The financial statements and the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated, the results of their operations for the periods specified and the information required to be stated therein; and said financial statements and financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference in the Prospectuses present fairly the


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



      information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement. Any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Pro spectuses comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and present fairly the information shown therein; the pro forma adjustments, if any, have been properly applied to the historical amounts in the compilation of such statements, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

              (xvii) Except as otherwise disclosed in the Prospectuses, and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole: (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Prospectuses as owned by such party, in each case free of all liens, encumbrances and defects; (ii) all of the leases under which the Company or any of its subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party's rights as lessee under any of such leases, or affecting or questioning any such party's right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Prospectuses are disclosed therein; (iv) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of any such party's properties is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases its properties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any lease pursuant to which the Company or any of its subsidiaries leases its properties has an option or right of first refusal to purchase the premises leased thereunder; (vi) to the best of its knowledge, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the properties of the Company or any of its subsidiaries;

              (xviii) Except as otherwise disclosed in the Prospectuses, or as is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole:

                    A. each of the Company and its subsidiaries is in compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law relating to damage to property or injury to persons ("Environmental Laws"). Each of the Company and its subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the Prospectuses, and none of the above has any basis to believe that any such governmental authorization may be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

                    B. there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened re lease, or disposal of any material (including radiation and noise), that could form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

                    C. the Company and its subsidiaries  have fully disclosed to the U.S. Underwriters and their counsel all studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials.

              (xix) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.
                 -----------------------------------------------

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S.

Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,680,000 Common Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022 or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

      (d)  Denominations;   Registration.  Certificates  for  the  Initial  U.S.
Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

              (a) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S.
      Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                   During the period when the U.S. Prospectus is required by the 1933 Act to be delivered in connection with sales of the U.S. Securities, the Company will inform the U.S. Representatives of its intention to file any amendment to the Registration Statement or any supplement to the U.S. Prospectus; will furnish the U.S. Representatives with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object (it being understood that the terms "amendment" and "supplement" do not include documents filed by the Company pursuant to the 1934 Act).

              (b) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The Prospectuses and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (c) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Company to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

              (d) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

              (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

              (f) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

              (g) Restriction on Sale of Securities. Subject to certain exceptions, including exceptions for the issuance of Common Shares by the Company in certain acquisitions and transactions described in the Prospectuses under the heading "Recent Developments - Arbor Property Trust", during a period of 75 days from the date of the Prospectus Supplements, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company, (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any Common Shares (or securities convertible into or exercisable or exchangeable for Common Shares) issued by the Company in connection with acquisitions.

      SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and printing of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the U.S. Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification, if any, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities; (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. The Underwriters will pay all expenses in connection with the marketing of the Securities, including all "road show" expenses.

      Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

      SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

              (a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations.

              (b) Opinions of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the opinions, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, to the effect set forth in Exhibit A hereto.

              (c) Opinion of Special Maryland Counsel for Company. At Closing Time, the U.S. Representatives shall have received the opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, to the effect set forth in Exhibit B hereto.

              (d) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i), (iii), (v), (vi) and (xi) in the opinion of Sullivan & Cromwell referred to in paragraph (b) above. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

              (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officers' knowledge, are pending or are contemplated by the Commission.

              (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

              (g) Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

              (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

              (i) Lock-up Agreements. At or before Closing Time, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

              (j) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

      (k) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                   (i) Officers' Certificate. A certificate,  dated such Date of
              Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                   (ii) Opinions of Counsel for the Company. The opinions of Sullivan & Cromwell, counsel for the Company, together with the opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, each in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof.

                   (iii) Opinion of Counsel for U.S.  Underwriters.  The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                   (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

              (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

              (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
      Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.
                 ---------------

              (a) Indemnification of U.S. Underwriters. The Company and the Operating Partnership each agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                   (i) against any and all loss,  liability,  claim,  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss,  liability,  claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                   (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter or International Manager through the U.S. Representatives or the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of Company, Operating Partnership, Trustees, Partners and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, their respective trustees or partners, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the U.S. Prospectus (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party, if it has not theretofore paid such reimbursement, is requested again to pay reimbursement at least five, but not more than ten, days prior to such settlement being entered into, and (iv) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each trustee or partner, as the case may be, of the Company or the Operating Partnership, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be. The U.S. Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the U.S. Underwriters.

      SECTION 9. Termination of Agreement.
                 ------------------------

      (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the

United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Securities does not exceed 10% of the aggregate number of Securities to be purchased by the U.S. Underwriters and the International Managers on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

              (b) if the number of Defaulted Securities exceeds 10% of the aggregate number of Securities to be purchased by the U.S. Underwriters and the International Managers on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives c/o Merrill Lynch & Co. at North Tower, World Financial Center, New York, New York 10281-1201, attention of Richard Saltzman; and notices to the Company shall be directed to it at Park 80 West, Plaza II, Saddle Brook, NJ 07663, attention of the Secretary.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers, trustees and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and their respective successors, and said controlling persons and officers, trustees and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             VORNADO REALTY TRUST



                                             By /s/ Steven Roth
                                               ---------------------------------
                                                  Title: Chairman of the Board
                                                           of Trustees

                                             VORNADO REALTY L.P.



                                             By /s/ Steven Roth
                                               ---------------------------------
                                                  Title:Chairman of the Board
                                                           of Trustees

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
GOLDMAN, SACHS & CO.
FURMAN SELZ LLC
SALOMON BROTHERS INC
SMITH BARNEY INC.
UBS SECURITIES LLC

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By /s/ Michael Profenius
  ---------------------------------------
          Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                 Number of
Name of U.S. Underwriter                                         Initial U.S.
                                                                 Securities
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated..............................................1,581,250
Goldman, Sachs & Co................................................1,581,250
Furman Selz LLC....................................................1,581,250
Salomon Brothers Inc...............................................1,581,250
Smith Barney Inc...................................................1,581,250
UBS Securities LLC.................................................1,581,250
Bear, Stearns & Co. Inc............................................. 112,500
BT Alex Brown Incorporated.......................................... 112,500
Donaldson, Lufkin & Jenrette Securities
         Corporation................................................ 112,500
A.G. Edwards & Sons, Inc............................................ 112,500
Lazard Freres & Co. LLC............................................. 112,500
Legg Mason Wood Walker, Incorporated................................ 112,500
Morgan Stanley & Co. Incorporated................................... 112,500
Paine Webber Incorporated........................................... 112,500
Prudential Securities Incorporated.................................. 112,500
Advest, Inc.........................................................  50,000
Dain Bosworth Incorporated..........................................  50,000
EVEREN Securities, Inc..............................................  50,000
Friedman, Billings, Ramsey & Co., Inc...............................  50,000
Janney Montgomery Scott Inc.........................................  50,000
Parker/Hunter Incorporated..........................................  50,000
Principal Financial Securities, Inc.................................  50,000
Rauscher Pierce Refsnes, Inc........................................  50,000
Raymond James & Associates, Inc.....................................  50,000
Sands Brothers & Co., Ltd...........................................  50,000
Scott & Stringfellow, Inc...........................................  50,000
Stifel, Nicolaus & Company, Incorporated............................  50,000
Tucker Anthony Incorporated.........................................  50,000
Wheat, First Securities, Inc........................................  50,000
                                                                    --------
         Total....................................................11,200,000
                                                                  ==========




                                     Sch A-1

                                   SCHEDULE B

                              VORNADO REALTY TRUST

                 11,200,000 Common Shares of Beneficial Interest


     1. The initial public offering price per share for the Securities shall be $45.00.

     2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $42.86, being an amount equal to the initial public offering price set forth above less $2.14 per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.




























                                     Sch B-1

                                   SCHEDULE C

                          List of persons and entities
                               subject to lock-up

Steven Roth
Michael Fascitelli
Interstate Properties




























                                     Sch C-1

                                                                       Exhibit A


                      FORM OF OPINIONS OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


             (i) The Company is a real estate investment trust duly organized and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

            (ii) The Company has the trust power and authority to own, lease and operate its properties and conduct its business substantially as described in the Prospectuses and the Company has the trust power and authority to enter into and perform its obligations under this Agreement;

           (iii) The issuance and sale of the U.S. Securities to the U.S. Underwriters pursuant to this Agreement has been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment pursuant to this Agreement, the U.S. Securities will be validly issued, fully paid and nonassessable;

            (iv) Such counsel does not know of any litigation or governmental proceedings instituted or threatened against the Company or any of its subsidiaries that would be required to be disclosed in the Prospectuses and is not so disclosed; and such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectuses that are not so summarized;

             (v) This Agreement has been duly authorized, executed and delivered by the Company;

            (vi) The Registration Statement has been declared effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the 1933 Act; and

            (vii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the U.S. Securities by the Company to the U.S. Underwriters have been obtained or made; provided, however, that for purposes of this paragraph (vii), such counsel need not express any opinion with respect to state securities laws;

           (viii) The execution and delivery by the Company of this Agreement does not, and the issuance of the U.S. Securities and the sale of the U.S. Securities to the U.S. Underwriters pursuant to this Agreement and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not (A) violate the Company's Amended and Restated Declaration of Trust or Bylaws or the certificate or articles of incorporation or by-laws of any of its subsidiaries, (B) violate any court order or administrative decree known to such counsel or any federal law of the United States or law of the State of New York applicable to the Company, or (C) result in a default under or breach of any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement or as an exhibit to any current document incorporated by reference therein to which the Company or any subsidiary is a party or by which any of them may be bound, or to which any of their property is subject, subject, in the case of clauses (A), (B) and (C) of this paragraph (viii), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that for purposes of this paragraph (viii), such counsel need not express any opinion with respect to federal or state securities laws, other antifraud laws or fraudulent transfer laws;

             (ix) The information set forth in the Prospectuses under the heading "Certain Federal Income Tax Considerations", and under such other heading in the Prospectuses, as amended or supplemented with respect to the U.S. Securities, describing the tax considerations in connection with the U.S. Securities, to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects; provided that such opinion may be rendered in reliance upon representations made by third parties and, as to the qualification of Alexander's, Inc. as a real estate investment trust for federal income tax purposes, an opinion of Shearman & Sterling;

              (x) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940;

             (xi) On the basis of the information which was reviewed in the course of the performance of the services referred to in their opinion considered in the light of their understanding of the applicable law
      (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the 1933 Act, such counsel are of the opinion that the Registration Statement, as of its effective date, and the Prospectuses, as of the date of the Prospectuses, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; and that nothing that came to their attention in the course of their review has caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the

      Prospectuses, as of their date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that has come to such counsel's attention in the course of certain procedures (as described in such opinion) has caused such counsel to believe that the Prospectuses, as of the date and time of delivery of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such opinion may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, except as otherwise specifically referred to in paragraph
      (viii) above and except for those made under the heading "Description of Common Shares" in the Prospectuses insofar as they relate to the provisions of documents therein described, and that such counsel need not express any opinion or belief as to the financial statements and schedules or other financial data contained in the Registration Statement or the Prospectuses.

              In giving these opinions, Sullivan & Cromwell may state that they are admitted to the bar of the State of New York and do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and may rely (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (2) as to all matters of Maryland law, upon the opinion of Ballard Spahr Andrews & Ingersoll and certificates of appropriate government officials.

                                                                       Exhibit B


                 FORM OF OPINION OF SPECIAL MARYLAND COUNSEL TO
              THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(c)

              (i) The Company is a real estate investment trust duly organized and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

             (ii) The Company has the power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectuses and to enter into and perform its obligations under this Agreement;

            (iii) The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectuses under "Capitalization"; the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of beneficial interest of the Company was issued in violation of any preemptive rights of any shareholder of the Company arising under Maryland law or the Declaration of Trust or Bylaws of the Company or, to the best of such counsel's knowledge, otherwise;

             (iv) The issuance and sale of the U.S. Securities to the U.S. Underwriters pursuant to this Agreement has been duly authorized, and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, the U.S. Securities will be validly issued, fully paid and nonassessable;

              (v) The information in the Prospectuses under the heading "Description of Shares of Beneficial Interest" and under such other heading in the Prospectuses as supplemented with respect to the U.S. Securities which sets forth the terms of the U.S. Securities, to the extent that it constitutes matters of Maryland law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

             (vi) The U.S. Securities conform in all material respects as to matters of Maryland law to the description thereof contained in the Prospectuses and the form of certificate used to evidence the U.S. Securities is in due and proper form in accordance with applicable statutory requirements;

            (vii) The issuance of the U.S. Securities is not subject to any preemptive or similar rights arising under Maryland law, the Declaration of Trust or the Bylaws of the Company or, to the best of such counsel's knowledge, otherwise;

           (viii) No authorization, approval, consent or order of any court or governmental authority or agency of the State of Maryland is required in connection with the offering, issuance or sale of the U.S. Securities to the U.S. Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws or regulations of any state or other jurisdiction;

             (ix) This Agreement has been duly authorized, executed and delivered by the Company;

              (x)   The execution,  delivery and  performance of this Agreement, the consummation of the transactions contemplated herein and the compliance by the Company with its obligations hereunder will not result in any violation of (A) the provisions of the Amended and Restated Declaration of Trust or Bylaws of the Company or the charter documents or bylaws of any subsidiary of the Company incorporated in New Jersey, Dela ware, Maryland and Pennsylvania (as appropriately identified on an exhibit to such opinion or otherwise), or (B) any applicable law or administrative regulation or, to the best knowl edge of such counsel, administrative or court decree, except with respect to clause (B), such violations as would not have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, and subject, in the case of clauses (A) and
      (B), to  bankruptcy,  insolvency,  fraudulent   transfer,  reorganization,
      moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

              In giving these opinions, Ballard Spahr Andrews & Ingersoll may state that such opinions are limited to the laws of the States of Maryland and New Jersey and the Commonwealth of Pennsylvania, and Delaware corporate law and may rely (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (2) as to the qualification and good standing of the Company or any of its subsidiaries in any other jurisdiction, upon opinions of counsel in such other jurisdictions and certificates of appropriate government officials.

                                                                       Exhibit C


                                October 21, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated,
   as Global Coordinator of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreements

North Tower
World Financial Center
New York, New York  10281-1209

      Re:  Proposed Public Offering by Vornado Realty Trust

Dear Sirs or Madams:

          The undersigned is the beneficial owner of _______ common shares of beneficial interest, par value $.04 per share ( the "Common Shares"), of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"). The undersigned understands that the Company has filed with the Securities and Exchange Commission Registration Statements on Form S-3 (File Nos. 33-62395 and 333-29013), which were declared effective on December 26, 1995 and September 19, 1997, respectively (collectively, the "Shelf Registration Statement"), for the registration of debt and equity securities, and that, pursuant to such Shelf Registration Statement, the Company is contemplating a public offering of up to 16,100,000 Common Shares, including 2,100,000 shares subject to an over-allotment option (the "Offering"). The undersigned further understands that you are contemplating entering into a U.S. Purchase Agreement and an International Purchase Agreement (collectively, the "Purchase Agreements") in connection with the Offering.

          In order to induce the Company and you to enter into the Purchase Agreements and to proceed with the Offering, the undersigned agrees, for the benefit of the Company and you, that the undersigned will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, owned by the undersigned or with respect to which the under-signed has the power of disposition, whether directly or indirectly, for a period of 75 days subsequent to the date of the final U.S. Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), except such offers and sales made pursuant to Rule 144 of the rules and regulations of the Commission under the 1933 Act, and except that the undersigned may transfer Common Shares or any such securities to any family member or to any trust for the benefit of the undersigned or any of the undersigned's family members, provided that such transferee agrees in writing to be bound by the terms of this letter. It is further understood that the Company may, within the aforesaid 75-day period, file a registration statement under the Securities Act of 1933 to register certain Common Shares beneficially owned by the undersigned (including Common Shares held in trust for the benefit of the undersigned and/or underlying options owned by the undersigned), which shares shall be subject to the agreement contained herein, and that certain options owned by the undersigned may vest.

                                        Very truly yours,


























                                       C-2